Exhibit (d)(iii)

FORM OF SUBADVISORY AGREEMENT

COHEN & STEERS CAPITAL MANAGEMENT, INC.

1166 Avenue of the Americas, 30th Floor

New York, New York 10036

[•], 2025

COHEN & STEERS UK LIMITED

The Burlian

3 Dering Street, 2nd Floor

London W1S 1AA

United Kingdom

Dear Sirs:

We, the undersigned, Cohen & Steers Capital Management, Inc. herewith confirm our agreement with you as follows:

1.

We have been retained by Cohen & Steers Real Estate Active ETF (the “Fund”), a series of Cohen & Steers ETF Trust (the “Trust”), a statutory trust organized under the laws of the State of Maryland, which is an open-end management investment company registered under the Investment Company Act of 1940 (the “Act”), to serve as the Fund’s investment advisor. In our capacity as investment advisor, we have been authorized to invest the Fund’s assets in accordance with the Fund’s investment objectives, policies and restrictions, all as more fully described in the Registration Statement filed by the Trust under the Securities Act of 1933, as amended, and the Act. We hereby provide you with a copy of the Registration Statement and agree to promptly provide you with any amendment thereto. We hereby also provide you with the Declaration of Trust and By-Laws of the Fund, as such documents are amended from time to time. We have been authorized in our capacity as investment advisor to manage the Fund’s overall portfolio. We also have been authorized to retain you as a subadvisor with respect to that portion of the Fund’s assets, as from time to time allocated to you by us (the “Subadvisor Assets”).

2.

(a) We hereby employ you to manage the investment and reinvestment of the Subadvisor Assets as above specified and, without limiting the generality of the foregoing, to provide investment recommendations, management, trading and other services specified below.

(b) When directed by us, and subject to the supervision by the Board of Trustees of the Trust (the “Board”) and us, you will make decisions and/or provide advice with respect to purchases and sales of Subadvisor Assets. To carry out such decisions, you are hereby authorized, as the Fund’s agent and attorney-in-fact, for the Fund’s account and at the Fund’s risk and in the Fund’s name, to place orders for the investment and reinvestment of Subadvisor Assets. In all purchases, sales and other transactions in Subadvisor Assets you are authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as we might do with respect to such purchases, sales or other transactions as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sale or other transactions.

(c) You will make your officers and employees available to us from time to time at reasonable times to review the investment policies of the Fund and to consult with us regarding the investment affairs of the Fund. You will report to us and to the Board at each meeting thereof all changes in the Fund’s portfolio with respect to Subadvisor Assets since the prior report, and will also keep us and the Board in touch with important developments affecting the Subadvisor Assets and on your own initiative will furnish us and the Board from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Subadvisor Assets, the industries in which they engage, or the conditions prevailing in the economy generally. You will also furnish us and the Board with such statistical and analytical information with respect to the Subadvisor Assets as you may believe appropriate or as we or the Fund reasonably may request. In making such purchases and sales of the Subadvisor Assets, you will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Fund’s Declaration of Trust and Bylaws and in the Fund’s Registration Statement under the Act and of the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies.

(d) It is understood that you will conform to all applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and with the applicable rules of the securities exchange on which the Fund’s shares are listed in all material respects and, in addition, will conduct your activities under this Agreement in accordance with any applicable regulations.

(e) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. No obligation may be incurred on our behalf in any such respect.

3.

We shall expect of you, and you will give us and the Fund the benefit of, your best judgment and efforts in rendering these services to us and the Fund, and we and the Fund agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or the Fund or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

4.

By signing this Agreement, you hereby represent to us that you are a registered investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) and will continue to be so registered for so long as this Agreement remains in effect; you are not prohibited by the Act or the Advisers Act from performing investment advisory services to the Fund; and will immediately notify us of the occurrence of any event that would disqualify you from serving as the subadvisor for the Fund or as an investment advisor of any investment company pursuant to Section 9(a) of the Act.

5.

In consideration of the foregoing, we will pay you a monthly fee equal on an annual basis to 50% of the advisory fees received by Cohen & Steers Capital Management, Inc. with respect to the Subadvisor Assets, net of any fees paid to subadvisors that are not affiliated with Cohen & Steers Capital Management, Inc. (within the meaning of the Act). Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. Such fee shall be prorated proportionately to the extent this agreement is not in effect for a full month.

6.

This agreement shall become effective on the date of its execution and, unless terminated as provided herein, shall remain in effect for two years and may be continued for successive twelve-month periods provided that such continuance is specifically approved at least annually by the Board or by vote of a majority of the holders of the Fund’s outstanding voting securities (as defined in the Act), and, in either case, by a majority of the Board members who are not interested persons as defined in the Act, of any party to this agreement (other than as Directors of our corporation), provided further, however, that if the continuation of this agreement is not approved, you may continue to render the services described herein in the manner to the extent permitted by the Act and the rules and regulations thereunder. This agreement may be terminated at any time, without the payment of any penalty, by us, by a vote of a majority of the Fund’s outstanding voting securities (as defined in the Act) or by the Board, each on 60 days’ written notice to you, or by you on 60 days’ written notice to us and to the Fund.

7.

This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms “transfer”, “assignment” and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the SEC thereunder.

8.

Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, or persons otherwise affiliated with us (within the meaning of the Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.

9.	This agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Act.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

COHEN & STEERS CAPITAL MANAGEMENT, INC.

By:
Francis C. Poli
EVP, General Counsel and Secretary

Agreed to and accepted as of the date first set forth above

COHEN & STEERS UK LIMITED

By:
Brian Heller
Secretary and Chief Legal Officer

Agreed to and accepted as of the date first set forth above

COHEN & STEERS REAL ESTATE ACTIVE ETF

By:
Dana A. DeVivo
Secretary and Chief Legal Counsel

7